Exhibit 10.1

Amendment No 1.

to the

W&T Offshore, Inc. 2023 Incentive Compensation Plan

This Amendment No. 1 to the W&T Offshore, Inc. 2023 Incentive Compensation Plan (the “Plan”) was approved and recommended to the shareholders by the Board of Directors of W&T Offshore, Inc. (the “Company”) on April 13, 2026, subject to the approval by the shareholders of the Company, which was obtained on June 3, 2026. Accordingly, the Plan is hereby amended, effective as of June 3, 2026, as follows:

1.	Section 4.1 of the Plan is hereby amended and restated in its entirety with the following:

“The aggregate number of Shares that may be issued pursuant to this Plan shall not exceed 22,000,000 Shares (subject to any increase or decrease pursuant to this Article IV), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company or both. The aggregate number of Shares that may be issued or used with respect to any Incentive Stock Option shall not exceed 22,000,000 Shares (subject to any increase or decrease pursuant to Section 4.1). Any Award under this Plan settled in cash shall not be counted against the foregoing maximum share limitations. Any Shares subject to an Award or a Prior Plan Award that expires or is canceled, forfeited, or terminated without issuance of the full number of Shares to which the Award or the Prior Plan Award related will again be available for issuance under this Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under this Plan or a Prior Plan Award shall not again be made available for issuance or delivery under this Plan if such Shares are (a) Shares delivered, withheld or surrendered in payment of the exercise or purchase price of an Award, (b) Shares delivered, withheld, or surrendered to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights, or (c) Shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.”

In all other respects, the Plan remains unchanged and in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan has been executed to be effective as of June 3, 2026.

W&T OFFSHORE, INC.

By:	/s/Sameer Parasnis
Name:	Sameer Parasnis
Title:	Executive Vice President and Chief Financial Officer